Exhibit 99.1

CheckFree Announces Fiscal 2004 Second Quarter Results and
Raises Fiscal 2004 Expectations

     ATLANTA (January 20, 2004) – CheckFree Corporation (NASDAQ: CKFR) today announced second quarter revenue of $149.9 million, representing 11 percent growth over the same period last year. The Company’s GAAP (Generally Accepted Accounting Principles) net loss was $1.9 million or a loss per share of $0.02, and underlying net income was $23.4 million, or $0.25 per share. Free cash flow was $37.7 million for the quarter as outlined in Attachment A.

     GAAP Results: Net loss for the second quarter was $1.9 million, compared to $11.2 million for the same quarter last year. Loss per share was $0.02 for the second quarter of fiscal 2004, compared to a loss per share of $0.13 for the second quarter of last year. GAAP net cash provided by operating activities was $41.4 million for the second quarter of fiscal 2004, compared to $47.1 for the same period last year.

     Underlying Results: Underlying net income for the second quarter was $23.4 million, compared to $17.7 million for the same quarter of last year. Underlying earnings per share were $0.25 for the second quarter of fiscal 2004, compared to $0.20 for the second quarter of last year. Underlying net income and earnings per share exclude the amortization of acquisition-related intangible assets, write-off of in-process research and development costs, interest expense related to the call premium and write-off of unamortized issuance costs related to the redemption of our 6.5 percent convertible subordinated notes, a loss on investments, and related income tax benefits. A reconciliation of CheckFree’s underlying results to its GAAP results is included in Attachment A.

     “The Company executed solidly during the quarter,” said Pete Kight, CheckFree Chairman and Chief Executive Officer. “We experienced strong transaction growth, reflecting positive gains by many Consumer Service Providers who take advantage of our full service processing capabilities and saw nice gains in electronic bill delivery and portfolios under management. From this base of consistently improving execution and bottom-line results, we’re taking advantage of opportunities to expand our reach in financial transaction management.”

Second Quarter Highlights

     The Company reported that its Electronic Commerce unit processed more than 139 million transactions for the quarter, a 10 percent increase over the previous quarter; delivered 18.5 million electronic bills, an increase of 26 percent over the previous quarter; and increased its electronic rate by two full percentage points to 78 percent. In its Investment Services unit, portfolios under management increased to about 1.4 million. In its Software business, CheckFree signed five financial services clients for its PEP+ reACH solution, which supports electronic check conversion for merchants of those banks. Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the second quarter of fiscal 2004 and Attachment C for core electronic billing and payment metrics.

-more-

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 2 of 9

     The Company also redeemed $172.5 million worth of convertible subordinated notes during the quarter and announced two new business opportunities –the acquisition of London-based HelioGraph Ltd., and an agreement to acquire American Payment Systems, Inc., a wholly owned subsidiary of UIL Holdings Corp., which is expected to close prior to the end of fiscal 2004.

Expectations for Third Quarter and Fiscal Year

     “For the third quarter of 2004, we project revenue in the range of $149 to $154 million, and GAAP earnings per share in the range of $0.05 to $0.07,” said CheckFree Chief Financial Officer, David Mangum. “This equates to underlying earnings per share in the range of $0.25 to $0.27. We expect sequential quarterly transaction growth for the third quarter to be in the range of 8 to 10 percent.”

     “Based on our strong performance through the first two quarters and our outlook for the remainder of the year, we have increased our full-year expectations for earnings per share to $0.04 to $0.08 on a GAAP basis, or $0.99 to $1.03 on an underlying basis,” he continued. “These expectations include the performance we anticipate from our Heliograph acquisition, but do not include any financial projections for American Payment Systems. We will share further details with the closure of that transaction later in this fiscal year.”

     “The redemption of our convertible notes in the second quarter included a call premium payment of nearly $5.0 million. As a result, our updated outlook for free cash flow for the full year is for growth to approach 15 percent over the prior year.”

     The difference between GAAP and underlying earnings is due to acquisition-related intangible amortization expense, write off of in-process research and development costs, the call premium and write off of unamortized issuance costs related to the redemption of the Company’s 6.5 percent convertible subordinated notes, and related income tax benefits.

Use of Non-GAAP Financial Information

     Management evaluates the operations of the Company using the metrics of underlying income, underlying earnings per share, and free cash flow. These non-GAAP financial measures exclude or include items that represent either non-cash charges that do not impact the Company’s free cash flow or other items, which are evaluated separately as they arise. The Company believes that its underlying results and free cash flow calculations provide useful information to investors because they reflect the performance of the Company’s core operations. This approach is consistent with the Company’s internal performance measures. Further, the Company considers free cash flow to be a measure of liquidity and believes that it provides useful information to management and investors about the amount of cash generated by the Company after the acquisition of property and equipment, which can be used for strategic and other purposes. CheckFree’s underlying results and free cash flow are not prepared in accordance with GAAP. Therefore, these measures should be considered in addition to, and not as a substitute for, our GAAP results.

-more-

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 3 of 9

Conference Call on the Internet

     CheckFree will broadcast its second quarter conference call at 5:30 p.m. (EST) today to review its financial results for the second quarter ended December 31, 2003, and its expectations for the third quarter ending March 31, 2004, and fiscal 2004. To phone into the conference call, dial 1-877-232-1067 anytime after 5:15 p.m. (EST) and ask for the CheckFree conference call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:30 p.m. (EST).

About CheckFree (www.checkfreecorp.com)
CheckFree (NASDAQ: CKFR) is the leading provider of financial electronic commerce services and products. Founded in 1981 and celebrating its 23rd year in e-commerce, CheckFree is comprised of three divisions: Electronic Commerce, Software, and Investment Services. CheckFree launched the first fully integrated electronic billing and payment solution in 1997. In the quarter ended December 31, 2003, more than 12 million consumers initiated online payments through services offered by CheckFree’s Electronic Commerce division. Electronic billing and payment is available through more than a thousand financial services organizations, including banks, brokerage firms, Internet portals and personal financial management (PFM) software. At these sites, consumers are able to electronically receive and pay essentially all the bills most common to a U.S. household. CheckFree delivers 18.5 million e-bills each quarter. CheckFree Investment Services provides a broad range of investment management services to thousands of financial institutions nationwide. The division’s clients manage more than 1.4 million portfolios totaling more than $700 billion in assets. CheckFree’s Software division provides solutions through three operating units: CheckFree ACH Solutions, CheckFree Financial and Compliance Solutions (CFACS), and CheckFree i-Solutions. CheckFree ACH Solutions provides software and services that are used to process more than two-thirds of the nation’s nine billion Automated Clearing House payments, while CFACS provides reconciliation, financial messaging, workflow and compliance software and services to more than 600 organizations in the banking, brokerage, investment management, insurance and credit card industries, among others. CheckFree i-Solutions is the leading provider of e-billing and e-statement software and services for both business-to-consumer and business-to-business applications.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue, earnings, cash flows, sequential transaction growth for the third quarter of fiscal 2004 and fiscal 2004 as a whole, and consumer adoption of electronic billing and payment services (paragraphs 4, 6, 7, 8, 9, and 10). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 (filed September 15, 2003); and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (filed November 13, 2003). One or more of these factors have affected, and could in the future affect, the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

# # #

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 4 of 9

CHECKFREE CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenue:
Processing and servicing	$131,647	$116,008	$255,892	$230,499
License fees	4,716	6,735	9,678	10,944
Maintenance fees	7,412	6,317	14,113	12,503
Other	6,161	6,445	11,517	11,794

Total revenue	149,936	135,505	291,200	265,740
Expenses:
Cost of processing, servicing and support	60,798	60,124	120,086	118,891
Research and development	16,102	13,274	31,005	25,509
Sales and marketing	13,206	13,745	25,531	26,951
General and administrative	11,672	8,701	23,195	19,001
Depreciation and amortization	42,384	57,098	92,997	113,976
In-process research and development	324	—	324	—

Total expenses	144,486	152,942	293,138	304,328

Income (loss) from operations	5,450	(17,437)	(1,938)	(38,588)
Interest, net	(7,964)	(1,250)	(9,588)	(2,466)
Loss on investments	—	(1,931)	—	(1,931)

Loss before income taxes and cumulative effect of accounting change	(2,514)	(20,618)	(11,526)	(42,985)
Income tax benefit	(618)	(9,411)	(2,961)	(18,496)

Loss before cumulative effect of accounting change	(1,896)	(11,207)	(8,565)	(24,489)
Cumulative effect of accounting change	—	—	—	(2,894)

Net loss	$(1,896)	$(11,207)	$(8,565)	$(27,383)

Basic and diluted loss per share:
Basic and diluted net loss per share before cumulative effect of accounting change	$(0.02)	$(0.13)	$(0.10)	$(0.28)
Cumulative effect of accounting change	—	—	—	(0.03)

Net loss per common share	$(0.02)	$(0.13)	$(0.10)	$(0.31)

Equivalent number of shares	89,624	88,694	89,543	88,536

# # #

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 5 of 9

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	December 31,	June 30,
	2003	2003

Current assets:
Cash, cash equivalents and investments	$187,894	$282,032
Accounts receivable, net	89,282	81,626
Deferred income taxes	63,504	41,202
Other current assets	9,555	12,243

Total current assets	350,235	417,103
Property and equipment, net	87,075	94,853
Capitalized software and intangible assets, net	888,743	946,976
Investments	86,489	121,615
Other	5,799	6,723

Total assets	$1,418,341	$1,587,270

Current liabilities:
Accounts payable, accrued liabilities and other	$67,139	$73,739
Deferred revenues	39,748	36,543

Total current liabilities	106,887	110,282
Accrued rent and other	3,361	3,419
Long-term obligations, less current portion	2,660	4,192
Deferred income taxes	39,113	28,728
Convertible subordinated notes	—	172,500
Net stockholders’ equity	1,266,320	1,268,149

Total liabilities and stockholders’ equity	$1,418,341	$1,587,270

# # #

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 6 of 9

Attachment A
Calculation of Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Cash provided by operating activities	$41.4	$47.1	$68.4	$71.1
Less: capital expenditures	3.7	6.8	9.1	16.4

Free cash flow	$37.7	$40.3	$59.3	$54.7

The Company defines free cash flow as GAAP net cash from operating activities less capital expenditures.

Cash provided by (used in) investing activities	$48.8	$(15.7)	$(0.4)	$(34.0)

Cash provided by (used in) financing activities	$(171.1)	$1.9	$(170.7)	$(3.3)

Reconciliation of GAAP Net Loss to Underlying Net Income and Earnings (Loss) Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Total revenue per GAAP	$149,936	$135,505	$291,200	$265,740
Warrants issued to third party	—	—	—	(644)

Total underlying revenue	$149,936	$135,505	$291,200	$265,096

Net loss per GAAP	$(1,896)	$(11,207)	$(8,565)	$(27,383)
Warrants issued to third party	—	—	—	(644)
Amortization of intangible assets	32,099	46,157	72,593	92,314
Write off in-process research and development	324	—	324	—
Call premium and write off of unamortized issuance costs for convertible notes	7,219	—	7,219	—
Loss on investments	—	1,931	—	1,931
Tax benefit of underlying adjustments	(14,388)	(19,210)	(28,854)	(37,340)
Cumulative effect of accounting change (1)	—	—	—	2,894

Underlying net income	$23,358	$17,671	$42,717	$31,772

GAAP basic and diluted weighted average shares outstanding	89,624	88,694	89,543	88,536
Impact of dilutive options and warrants	2,000	195	1,962	306
Underlying diluted weighted average shares outstanding	91,624	88,889	91,505	88,842
GAAP basic and diluted loss per share	$(0.02)	$(0.13)	$(0.10)	$(0.31)
Underlying diluted earnings per share	$0.25	$0.20	$0.47	$0.36

(1)	Effective July 1, 2002, the Company adopted SFAS No. 142 — Accounting for Goodwill and Other Intangible Assets. Upon adoption of SFAS No. 142, the Company no longer amortizes goodwill.

(continued)

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 7 of 9

Attachment A (continued)

CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenue:
Processing and servicing	$131,647	$116,008	$255,892	$229,855
License fees	4,716	6,735	9,678	10,944
Maintenance fees	7,412	6,317	14,113	12,503
Other	6,161	6,445	11,517	11,794

Total revenue	149,936	135,505	291,200	265,096
Expenses:
Cost of processing, servicing and support	60,798	60,124	120,086	118,891
Research and development	16,102	13,274	31,005	25,509
Sales and marketing	13,206	13,745	25,531	26,951
General and administrative	11,672	8,701	23,195	19,001
Depreciation and amortization	10,285	10,941	20,404	21,662

Total expenses	112,063	106,785	220,221	212,014

Income from operations	37,873	28,720	70,979	53,082
Interest, net	(745)	(1,250)	(2,369)	(2,466)

Income before income taxes	37,128	27,470	68,610	50,616
Income tax expense	13,770	9,799	25,893	18,844

Net income	$23,358	$17,671	$42,717	$31,772

Basic income per share:
Net income per common share	$0.26	$0.20	$0.48	$0.36

Equivalent number of shares	89,624	88,694	89,543	88,536

Diluted income per share:
Net income per common share	$0.25	$0.20	$0.47	$0.36

Equivalent number of shares	91,624	88,889	91,505	88,842

# # #

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 8 of 9

Attachment B

Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Electronic Commerce:
Total revenue per GAAP	$112,488	$98,173	$219,043	$194,816
Warrants issued to third party	—	—	—	(644)

Total underlying revenue	$112,488	$98,173	$219,043	$194,172

Operating income (loss) per GAAP	$7,912	$(18,671)	$2,313	$(35,332)
Warrants issued to third party	—	—	—	(644)
Amortization of intangible assets	31,049	43,757	70,570	87,514

Underlying operating income	$38,961	$25,086	$72,883	$51,538

Investment Services:
Total revenue — GAAP and underlying	$21,465	$19,945	$41,758	$40,468

Operating income per GAAP	$4,377	$5,038	$9,063	$9,137
Amortization of intangible assets	231	745	463	1,490

Underlying operating income	$4,608	$5,783	$9,526	$10,627

Software:
Total revenue — GAAP and underlying	$15,983	$17,387	$30,399	$30,456

Operating income per GAAP	$2,422	$4,279	$3,909	$3,713
Amortization of intangible assets	819	1,655	1,560	3,310
Write off in-process research and development	324	—	324	—

Underlying operating income	$3,565	$5,934	$5,793	$7,023

Corporate:
Operating loss — GAAP and underlying	$(9,261)	$(8,083)	$(17,223)	$(16,106)

# # #

CheckFree Announces Fiscal 2004 Second Quarter Results — Page 9 of 9

Attachment C

Core Electronic Billing and Payment Metrics

	Quarter Ended

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(in millions, except revenue/transaction, percentages and distribution points)
Transactions

Full Service Transactions
Revenue	$91.8	$85.5	$82.6	$81.5	$75.1
Active Subscribers(1)	5.0	4.6	4.2	3.9	3.5
Transactions	106.1	94.3	87.5	80.3	74.9
Revenue/Transaction(2)	$0.87	$0.91	$0.94	$1.01	$1.00

Payment Services Transactions
Revenue	$12.0	$11.9	$12.3	$12.8	$13.9
Transactions	33.1	32.4	32.7	31.6	30.1
Revenue/Transaction(2)	$0.36	$0.37	$0.37	$0.41	$0.46

Total Transactions	139.2	126.7	120.2	111.9	105.0

Other Revenue	$8.7	$9.2	$11.2	$10.3	$9.2

e-Bill Delivery
Electronic bills distributed	18.5	14.7	11.5	8.8	6.8
Quarterly sequential growth	26%	27%	31%	30%	41%

Electronic Rate
Electronic payment rate	78%	76%	75%	74%	73%

Consumer Online Access
Distribution points for EBP	1,120	1,028	949	842	784

Consumer Reach(3)
Consumers initiating payments	12	11	10	9	8

(1) “Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2) Revenue/Transaction is derived by dividing all services and transaction revenue earned in the category by the number of transactions tracked in the category.

(3) Represents the consumers initiating payments through CheckFree-managed services.

# # #